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EXHIBIT 2.4

                                STATE OF NEVADA

ROSS MILLER                                                    SCOTT W. ANDERSON
                                  OFFICE OF THE
                               SECRETARY OF STATE


                             FILING ACKNOWLEDGEMENT

                                                                    May 17, 2007

JOB NUMBER                    CORPORATION NUMBER
C20070517-0950                E0296662007-5

FILING DESCRIPTION            DOCUMENT FILING NUMBER        DATE/TIME OF FILING
Merge In                      20070343314-17                May 17, 2007
                                                            11:40:44 AM

CORPORATION NAME                   RESIDENT AGENT

FMN MERGER CO.                     NATIONAL CORPORATE RESEARCH LTD.




The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.


                                                  Respectfully,

                                                  /s/ Ross Miller

                                                  ROSS MILLER
                                                  Secretary of State

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ARTICLES OF MERGER

                               -------------------------------------------------
                               Filed in the office of   |   Document Number
                               /s/ Ross Miller          |   20070343314-17
                               Ross Miller              |   Filing Date and Time
                               Secretary of State       |   05/17/2007 11:40 AM
                               State of Nevada          |   Entity Number
                                                        |   E0296662007-5
                               -------------------------------------------------


                (Pursuant to Nevada Revised Statutes Chapter 92A)
                            (excluding 92A.200(4b))

1. Name and jurisdiction of organization of each constituent entity (NRS
92A.200).

     Fluid Media Networks, Inc.

Name of merging entity
     Delaware            corporation
     Jurisdiction        Entity type*

and

FMN Merger Co.

Name of surviving entity
     Nevada              corporation
     Jurisdiction        Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00
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ARTICLES OF MERGER
Page 2

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada:
     Attn: Jenny Chen-Drake

     c/o  Nixon Peabody LLP
          555 West Fifth Street, 46th Floor
          Los Angeles, CA 90013

3) (Choose one)
     [X] The undersigned declares that a plan of merger has been adopted by each constituent entity.
     [ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity.

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

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ARTICLES OF MERGER
Page 3

(b) The plan was approved by the required consent of the owners of *

     Fluid Media Networks, Inc.
     Name of merging entity, if applicable

and, or;

FMN Merger Co.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

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ARTICLES OF MERGER
Page 4

(c) Approval of plan of merger for Nevada non-profit corporation

     The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

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ARTICLES OF MERGER
Page 5

5) Amendments, if any to the articles or certificate of the surviving entity. Provide article numbers, if available.


6) Location of Plan of Merger

     [ ] (a) The entire plan of merger is attached:

or

     [X] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity.


7) Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form ot accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed.

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ARTICLES OF MERGER
Page 6


8) Signatures

Fluid Media Networks, Inc.
Name of merging entity

/s/ Justin Beckett            CEO            5-17-2007
--------------------------------------------------------------------------------
Signature                     Title          Date




FMN Merger Co.
Name of surviving entity

/s/ Justin Beckett            President      5-17-2007
--------------------------------------------------------------------------------
Signature                     Title          Date